Exhibit 99.1

SPONTANEOUS TECHNOLOGY, INC.

Report of Independent Auditors

To the Board of Directors

and Shareholders of Spontaneous Technology, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Spontaneous Technology, Inc. at December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1 to the financial statements, the Company changed its method of accounting for goodwill effective January 1, 2002.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a shareholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

October 20, 2003

Salt Lake City, Utah

SPONTANEOUS TECHNOLOGY, INC.

Balance Sheets

	December 31,		June 30, 2003
	2001	2002
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,637,945	$449,537	$340,590
Accounts receivable, net	22,859	6,088	8,245
Other current assets	225,363	12,263	4,865

Total current assets	2,886,167	467,888	353,700
Property and equipment, net	4,547,104	172,138	17,751
Goodwill, net	1,830,317	1,830,317	1,830,317
Other assets	174,675	231,662	251,982

Total assets	$9,438,263	$2,702,005	$2,453,750

Liabilities, Mandatorily Redeemable Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$1,226,219	$690,340	$617,871
Accrued salaries	437,365	82,426	95,150
Accrued liabilities	124,279	127,172	162,780
Unearned revenue	9,000	1,838,617	1,801,816
Current portion of capital lease obligations	647,374	131,059	119,085
Notes payable to shareholders, net of unamortized discount	—	882,093	2,250,000

Total current liabilities	2,444,237	3,751,707	5,046,702
Capital lease obligations, net of current portion	171,733	—	—

Total liabilities	2,615,970	3,751,707	5,046,702

Commitments (Note 6)
Mandatorily redeemable convertible preferred stock:
Preferred stock, $0.001 par value, 84,571,429 shares authorized, 23,836,202 issued and outstanding at December 31, 2001, 2002 and June 30, 2003 (unaudited) (liquidation preference of $37,065,259 at December 31, 2002 and $38,322,935 at June 30, 2003 (unaudited))	33,276,686	35,861,403	37,143,140
Redeemable convertible preferred stock:
Preferred stock, $0.001 par value, 428,571 shares authorized, 428,571 issued and outstanding at December 31, 2001, 2002 and June 30, 2003 (unaudited) (liquidation preference of $1,500,000 at December 31, 2002 and $1,500,000 at June 30, 2003 (unaudited))	1,500,000	1,500,000	1,500,000
Shareholders’ deficit:
Common stock, $0.001 par value, 115,000,000 shares authorized, 28,264,230, 28,279,968 and 28,279,968 shares issued and outstanding at December 31, 2001, 2002 and June 30, 2003 (unaudited), respectively	28,264	28,280	28,280
Additional paid-in-capital	17,656,779	15,356,930	14,283,394
Deferred stock compensation	(286,487)	—	—
Accumulated deficit	(45,352,949)	(53,796,315)	(55,547,766)

Total shareholders’ deficit	(27,954,393)	(38,411,105)	(41,236,092)

Total liabilities, mandatorily redeemable convertible preferred stock, redeemable convertible preferred stock and shareholders’ deficit	$9,438,263	$2,702,005	$2,453,750

The accompanying notes are an integral part of the financial statements

SPONTANEOUS TECHNOLOGY, INC.

Statements of Operations

	Year Ended		Six Months Ended
	December 31,		June 30,
	2001	2002	2002	2003
			(Unaudited)
Revenue:
Software licenses	$—	$111,750	$37,251	$74,500
Support services	43,250	39,853	2,720	349,551

Total revenue	43,250	151,603	39,971	424,051

Costs and expenses:
Cost of software licenses	—	79,753	21,353	30,660
Cost of support services	23,496	26,584	—	283,588
General and administrative expenses	11,789,946	3,378,129	2,000,537	712,630
Selling and marketing expenses	3,606,612	1,204,005	865,074	155,967
Research and development	6,470,659	2,440,350	1,766,990	584,476
Loss on abandonment of internal use software	—	1,474,761	—	—

Loss from operations	(21,847,463)	(8,451,979)	(4,613,983)	(1,343,270)
Gain (loss) on termination of capital leases	—	247,340	(33,130)	—
Net interest expense	(13,206)	(229,040)	(21,787)	(410,792)
Other income (expense)	2,333	(9,687)	(454)	2,611

Net loss	$(21,858,336)	$(8,443,366)	$(4,669,354)	$(1,751,451)

The accompanying notes are an integral part of the financial statements

SPONTANEOUS TECHNOLOGY, INC.

Statement of Shareholders’ Deficit

	Common Shares	Common Stock	Additional Paid-in- Capital	Deferred Stock-Based Compensation	Accumulated Deficit	Total Shareholders’ Deficit
Balance at December 31, 2000	10,817,433	$10,817	$16,679,751	$(669,299)	$(23,494,613)	$(7,473,344)
Exercise of common stock options	2,250	2	2,248	—	—	2,250
Cash received for common stock warrants	—	—	355	—	—	355
Issuance of common stock for investment in Renaissance Software	36,500	37	94,864	—	—	94,901
Amortization of stock based compensation	—	—	—	382,812	—	382,812
Conversion of Series C preferred shares to common shares	1,346,155	1,346	3,498,657	—	—	3,500,003
Net share exercise of preferred stock warrants issued with Series D preferred stock	16,061,892	16,062	(16,062)	—	—	—
Issuance of common stock warrants with Series D preferred stock	—	—	241,938			241,938
Accretion of discount on Series D preferred stock	—	—	(24,327)	—	—	(24,327)
Accretion of cumulative dividends on preferred stock	—	—	(2,820,645)	—	—	(2,820,645)
Net loss	—	—	—	—	(21,858,336)	(21,858,336)

Balance at December 31, 2001	28,264,230	28,264	17,656,779	(286,487)	(45,352,949)	(27,954,393)
Exercise of common stock options	15,738	16	324	—	—	340
Amortization of stock-based compensation	—	—	—	286,487	—	286,487
Issuance of preferred stock warrants with notes payable to shareholders	—	—	284,544	—	—	284,544
Accretion of discount on Series D preferred stock	—	—	(48,520)	—	—	(48,520)
Accretion of cumulative dividends on preferred stock	—	—	(2,536,197)	—	—	(2,536,197)
Net loss	—	—	—	—	(8,443,366)	(8,443,366)

Balance at December 31, 2002	28,279,968	28,280	15,356,930	—	(53,796,315)	(38,411,105)
Issuance of preferred stock warrants with notes payable to shareholders (unaudited)	—	—	208,201	—	—	208,201
Accretion of discount on Series D preferred stock (unaudited)	—	—	(24,061)	—	—	(24,061)
Accretion of cumulative dividends on preferred stock (unaudited)	—	—	(1,257,676)	—	—	(1,257,676)
Net loss (unaudited)	—	—	—	—	(1,751,451)	(1,751,451)

Balance at June 30, 2003 (unaudited)	28,279,968	$28,280	$14,283,394	$—	$(55,547,766)	$(41,236,092)

The accompanying notes are an integral part of the financial statements

SPONTANEOUS TECHNOLOGY, INC.

Statements of Cash Flows

	Year ended December 31,		Six Months Ended June 30,
	2001	2002	2002	2003
			(Unaudited)
Cash flows from operating activities:
Net loss	$(21,858,336)	$(8,443,366)	$(4,669,354)	$(1,751,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,083,266	2,071,762	1,300,855	154,387
Amortization of stock-based compensation	382,812	286,487	191,406	—
Write-off of investment in Reissuance Software	142,100	—	—	—
Amortization of discount on notes payable to shareholders	—	166,651	—	326,093
Loss on abandonment of internal use software	—	1,474,761	—	—
(Gain) loss on termination of capital leases	—	(247,340)	33,130	—
Changes in operating assets and liabilities:
Accounts receivable	(22,859)	16,771	16,926	(2,157)
Other current assets	615,504	226,600	133,301	(12,922)
Accounts payable	(1,779,865)	379,360	421,791	(72,469)
Accrued liabilities	(151,492)	(352,048)	(271,601)	48,333
Unearned revenue	9,000	1,829,617	1,941,250	(36,801)

Net cash used in operating activities	(16,579,870)	(2,590,745)	(902,296)	(1,346,987)

Cash flows from investing activities:
Investment in Renaissance Software	(47,250)	—	—	—
Purchase of property and equipment	(1,281,720)	(2,528)
Increase in other assets	—	(56,987)	—	—

Net cash used in investing activities	(1,328,970)	(59,515)	—	—

Cash flows from financing activities:
Net proceeds from issuance of Series D preferred stock and common stock warrants	8,226,359	—	—	—
Principal payments on capital lease obligations	(2,473,506)	(524,974)	(500,042)	(11,974)
Net proceeds from exercise of common stock options	2,250	340	340	—
Principal payments on notes payable	(108,836)	—	—	—
Cash received from issuance of common stock warrants	355	—	—	—
Proceeds from notes payable to shareholders and preferred stock warrants	—	986,486	—	1,250,014

Net cash provided by (used in) financing activities	5,646,622	461,852	(499,702)	1,238,040

Net increase (decrease) in cash	(12,262,218)	(2,188,408)	(1,401,998)	(108,947)
Cash and cash equivalents at beginning of period	14,900,163	2,637,945	2,637,945	449,537

Cash and cash equivalents at end of period	$2,637,945	$449,537	$1,235,947	$340,590

Supplemental disclosure of cash flow information:
Interest paid	$328,071	$90,962	$34,873	$—
Taxes paid	$—	$—	$—	$—
Supplemental disclosure of noncash investing and financing activities:
Issuance of common stock for investment in Renaissance Software	$94,900	$—	$—	$—
Equipment acquired through capital leases	$122,841	$—	$—	$—
Debt issuance costs	$—	$13,500	$—	$—
Accretion of discount on Series D preferred stock	$24,327	$48,520	$24,061	$24,061
Accretion of cumulative dividends on preferred stock	$2,820,645	$2,536,197	$1,257,675	$1,257,676
Conversion of Series C preferred stock to common stock	$3,500,003	$—	$—	$—

The accompanying notes are an integral part of the financial statements

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements

1.    Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Spontaneous Technology, Inc. (the Company) was incorporated on October 7, 1998 as a Nevada Corporation and is engaged in the business of providing secure Virtual Private Network (sVPN) software designed to extend existing corporate applications in most wireless devices.

Interim financial information (unaudited)

The accompanying interim financial statements as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 are unaudited but have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company’s financial condition at June 30, 2003 and the results of its operations and its cash flows for the six months ended June 30, 2002 and 2003. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

Use	of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash	and Cash Equivalents

The Company considers all highly liquid temporary cash investments with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Depreciation and amortization are computed using the straight-line method based on the following estimated useful lives:

Computers and office equipment	2-3 years
Internal use software	3 years
Furniture and fixtures	7 years
Leasehold improvements	5 years

At the time assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the related accounts and the difference, net of proceeds, is recorded as a gain or loss.

Goodwill

Goodwill consists of the excess of the purchase price over the fair value of the net assets acquired in a business acquisition during 2000. Consistent with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, effective January 1, 2002, goodwill is no longer being amortized, but is

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

reviewed at least annually for impairment. Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over three years.

Impairment of Long-Lived Assets

The Company reviews property and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the assets’ carrying amount to projected undiscounted net cash flows the assets are expected to generate. Cash flow forecasts are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds their fair values. To date, no such impairment charges have been recognized.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Deferred income taxes are provided for the differences between the financial statement and tax bases of assets and liabilities using the expected applicable future tax rates. A valuation allowance will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2, “Software Revenue Recognition” as amended. Software license revenue is generated from sales of the Company’s products to business partners. Software license revenue from perpetual licenses is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection is probable, after accounting for estimated returns. Where applicable, fees from multiple-element arrangements are unbundled and recorded as revenue as the elements are delivered, to the extent that vendor specific objective evidence of fair value exists.

Support services revenue includes support and maintenance revenue, which is recognized ratably over the maintenance period, and revenue from consulting and training services, which is recognized as services are performed. Training and consulting services are not essential to the functionality or necessary for the customer to implement and utilize the Company’s software products, are separately priced and are recorded separately from the license fee. Unearned revenue represents amounts billed or received that have not yet been recognized as revenue under the policy described above.

Software Development Costs

SFAS No. 86, “Accounting For The Costs Of Computer Software To Be Sold, Leased, Or Otherwise Marketed”, requires the capitalization of certain software development costs once technological feasibility is established, which the Company defines as the completion of a working model. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, to date the Company has not capitalized any software development costs. These costs are generally included in research and development expenses.

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

Stock-Based Compensation

The Company measures compensation expense to employees for its equity incentive plan (Note 10) using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees”, and provides pro forma disclosures of net loss as if the fair value based method prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation”, had been applied. The following table provides a reconciliation of the Company’s reported net loss to the pro forma net loss as if the fair value based method had been applied to all awards.

	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2002	2003
Net loss, as reported	$(21,858,336)	$(8,443,366)	$(4,669,354)	$(1,751,451)
Add: Stock-based compensation expense included in reported net loss	382,812	286,487	191,406	—
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards	(475,000)	(35,471)	(27,529)	(3,719)

Pro forma net loss	$(21,950,524)	$(8,192,350)	$(4,505,477)	$(1,755,170)

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. At December 31, 2002, the Company’s cash and cash equivalents were on deposit with one financial institution located in Utah, which balances periodically exceeded federally insured limits. Concentration of credit risk with respect to accounts receivable is believed to be limited due to the character of the Company’s clients. Generally, the Company has not required collateral for such receivables. For the year ending December 31, 2002, one customer accounted for all of the Company’s revenues.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses totaled $26,020 and $35,103 for the years ended December 31, 2001 and 2002, respectively.

Research and Development

Research and development costs are expensed as incurred.

New	Accounting Pronouncements

On August 15, 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for the Company January 1, 2003 and did not have a material effect on the Company’s results of operations or financial condition.

Effective January 1, 2002, the Company adopted SFAS No. 144 “Accounting For Impairment or Disposal of Long-lived Assets” (SFAS 144). SFAS 144 supersedes SFAS 121 and requires that one

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. The adoption of SFAS 144 did not have a material effect on the Company’s results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002” (SFAS 145), which rescinds SFAS Nos. 4, 44 and 64 and amends other existing authoritative pronouncements to make various technical corrections, clarify meaning, or describe their applicability under changed conditions. Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be classified as an extraordinary item. SFAS 145 is effective for the Company January 1, 2003 and did not have a material effect on the Company’s results of operations.

In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). SFAS 146 requires the recognition of a liability for costs associated with an exit or disposal activity when incurred. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS 146 will be effective for any exit and disposal activities initiated after December 31, 2002 and did not have a material effect on the Company’s results of operations or financial condition.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (SFAS 148). SFAS 148, which is effective for years ending after December 15, 2002, provides alternative methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure provisions of SFAS 148 and expects to continue following the provisions of APB 25 for its stock-based compensation plans.

In November 2002, the FASB issued FASB Interpretation No., 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (an interpretation of SFAS No. 5, 57, and 107 and rescission of FIN 34)” (FIN 45). FIN 45 clarifies the requirements of SFAS No. 5, “Accounting for Contingencies,” relating to a guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not have a material effect on the Company’s results of operations or financial condition.

On January 17, 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51” (FIN 46). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies to entities created after January 31, 2003 and to entities in which the Company obtains an interest after that date. FIN 46 applies in the first fiscal year beginning after December 15, 2003 to entities in which the Company holds an interest acquired before January 31, 2003. The adoption of FIN 46 is not expected to have a material effect on the Company’s results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity “ (SFAS 150). SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

May 31, 2003. For mandatorily redeemable instruments of non-public entities, SFAS 150 is effective for fiscal periods beginning after December 15, 2003. The Company is currently evaluating the effects this statement may have on its financial statements.

2.    Basis of Presentation

The Company incurred a net loss from operations of $8,443,366 for the year ended December 31, 2002 and as of December 31, 2002 had an accumulated deficit of $53,796,315 and negative working capital of $3,283,819. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

To date, the Company has financed its operations principally through issuance of common and preferred stock, as well as borrowings from shareholders. There can be no assurance that the Company will be able to raise sufficient funds to assure continuance of its operations during the year ended December 31, 2003. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty.

As discussed in Note 11, on September 17, 2003, Pumatech, Inc. acquired substantially all of the assets of the Company.

3.    Property and Equipment

Property and equipment consist of the following:

	December 31,		June 30, 2003
	2001	2002
			(Unaudited)
Computers and office equipment	$7,357,497	$854,853	$854,853
Internal use software	2,949,489	—	—
Furniture and fixtures	451,749	17,837	17,837
Leasehold improvements	649,160	—	—

	11,407,895	872,690	872,690
Less: accumulated depreciation and amortization	(6,860,791)	(700,552)	(854,939)

	$4,547,104	$172,138	$17,751

Depreciation and amortization of property and equipment totaled $3,957,404 and $2,071,762 for the years ended December 31, 2001 and 2002, respectively.

The Company has $4,156,809 and $201,693 of leased assets and $3,709,011 and $156,956 of accumulated amortization at December 31, 2001 and 2002, respectively.

During the year ended December 31, 2002, the Company abandoned its internal use software, which resulted in a loss of $1,474,761 and wrote-off a number of fully depreciated assets for no consideration.

4.    Goodwill

Goodwill, none of which is tax deductible, consists of the following:

	December 31,		June 30, 2003
	2001	2002
			(Unaudited)
Goodwill	$5,934,268	$5,934,268	$5,934,268
Less: accumulated amortization	(4,103,951)	(4,103,951)	(4,103,951)

	$1,830,317	$1,830,317	$1,830,317

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

A reconciliation of the previously reported net loss for the year ended December 31, 2001 to the amount adjusted for the reduction of amortization expense is as follows:

Year Ended December 31, 2001
Reported net loss	$(21,858,336)
Add back: goodwill amortization	2,125,862

Adjusted net loss	$(19,732,474)

5.    Unearned Revenue

Unearned revenue consists of the following:

	December 31,		June 30, 2003
	2001	2002
			(Unaudited)
Licenses	$—	$846,000	$846,000
Maintenance	—	32,750	111,750
Services	9,000	959,867	843,866

	$9,000	$1,838,617	$1,801,616

Unearned revenue relates principally to a license agreement which is subject to refunds based on a price protection clause, and prepaid services.

6.    Capital Lease Obligations

The Company leases equipment under various capital lease agreements. Future payments under these capital lease obligations at December 31, 2002 are as follows:

Year ending December 31,
2003	$162,281

Total minimum lease payments	162,281
Less: amount representing interest	(31,222)

Present value of net minimum lease payments	131,059
Less: current portion of capital lease obligations	(131,059)

$—

The Company also leases office space in Salt Lake City, Utah, under an operating lease agreement. The lease expires in April 2006. At December 31, 2002, future minimum rental payments under this non-cancelable operating lease are as follows:

Year ending December 31,
2003	$245,735
2004	240,000
2005	240,000
2006	80,000

$805,735

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

Rent expense for operating leases for the years ended December 31, 2001 and 2002 totaled $752,821 and $510,361, respectively.

As a result of the termination of certain capital leases, the Company recognized a gain of $247,340 during the year ended December 31, 2002 and is included in other income.

7.    Income Taxes

The Company recognized no income tax benefit from its net losses in the years ended December 31, 2001 and 2002.

As of December 31, 2002, the Company had federal and state net operating loss carryforwards of approximately $40,881,000. The Company also had federal research and development tax credit carryforwards of approximately $172,450. The net operating loss and credit carryforwards will expire at various dates beginning in 2018 through 2022, if not utilized.

Utilization of a substantial portion of the net operating losses and credits may be subject to an annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The components of deferred tax assets and liabilities are as follows:

	December 31,
	2001	2002
Deferred Tax Assets
Net operating loss carryforwards	$12,276,693	$15,248,672
Research and development credit carryforwards	172,450	172,450
Provision for doubtful accounts	434,200	67,865
Accrued liabilities	45,371	3,799
Warrants issued for rights and services	439,446	439,446
Options and warrants issued for services	541,734	541,734
Stock-based compensation	480,615	587,475
Interest expense on warrants	59,701	121,861
Deferred revenue	—	315,558
Property and equipment	711,831	75,477

	15,162,041	17,574,337
Deferred Tax Liability
Other Assets	(4,344)	(10,104)

Net deferred tax asset	15,157,697	17,564,233
Less valuation allowance	(15,157,697)	(17,564,233)

	$—	$—

SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company’s ability to realize the benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company’s operations are not currently generating taxable income, management believes that a full valuation allowance should be provided. The valuation allowance increased by $5,969,697 and $2,406,536 during the years ended December 31, 2001 and 2002, respectively.

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

8.    Notes Payable to Shareholders

In connection with the issuance of convertible notes to shareholders in October and December 2002 in the amount of $999,986, the Company issued warrants to purchase 1,768,636 shares of preferred stock at an exercise price of $.001 per share with a term of seven years. The notes are convertible immediately into Series E preferred stock at a price of $.0694 per share, carry an interest rate of 10% and are due at various dates in 2003. The notes are collateralized by the assets of the Company. The warrants were valued using the Black Scholes model with the following assumptions: risk free rates of 3.54% and 3.63%, volatility of 61%, lives based on the term of the warrants and a dividend yield of zero. The Company valued the warrants at $284,544 and recognized a corresponding debt discount which is being amortized over the terms of the notes. The unamortized discount totaled $117,893 at December 31, 2002. These notes were converted into Series E mandatorily redeemable convertible preferred stock in September 2003.

9.    Shareholders’ Deficit

Redeemable Convertible Preferred stock

The Company has authorized 85,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 31, 2002, 428,571 shares have been designated as Series B convertible preferred stock, 8,960,694 shares have been designated as Series C redeemable convertible preferred stock, 21,223,913 have been designated as Series D redeemable convertible preferred stock and 50,803,911 have been designated as Series E redeemable convertible preferred stock.

In January 1999, the Company issued a total of 900,000 shares of Series A convertible preferred stock to its founders. In December 1999, all of the outstanding Series A convertible preferred stock was converted into a total of 5,130,000 shares of common stock. Subsequent to December 31, 1999, the founders entered into a shareholder agreement relating to these common shares. This agreement restricts the transferability of approximately 2,126,000 shares. Such shares become unrestricted ratably with each month of continuous service of the founders through September 2002.

Series B convertible preferred stock is convertible on a 2.32-for-one basis into the Company’s common stock. Conversion features are subject to change depending on future stock dividends, splits, issuances and other adjustments to common stock outstanding, and Series B convertible preferred stock is automatically converted in a public offering with proceeds in excess of $25,000,000 and a per share price of at least $6.50. Series B shareholders are entitled to receive a dividend, on an as-converted basis, equal to those of the common shareholders on an as-converted basis. In March 2000, the Company issued 428,571 shares of Series B convertible preferred stock at a price of $3.50 per share.

Series C mandatorily redeemable convertible preferred stock is convertible on a 1.29-for-one basis into the Company’s common stock. Conversion features are subject to change depending on future stock dividends, splits, issuances and other adjustments to common stock outstanding, and Series C redeemable convertible preferred stock is automatically converted in a public offering with proceeds in excess of $25,000,000 and a per share price of at least $6.50. Series C redeemable convertible preferred stock is redeemable at $2.60 per share in three equal annual payments beginning on the 5th anniversary of issuance, with the final payment on the 7th anniversary. Series C shareholders are entitled to receive cumulative dividends at $0.208 per share per annum on each outstanding share, which are payable only when and if declared by the Board of Directors and have voting rights equal to those of common shareholders on an as-converted basis. In September 2000, the Company issued 7,601,931 shares of Series C redeemable convertible preferred stock to private investors at a price of $2.60 per share. In addition, during the year ended December 31, 2000, $4,083,289 in bridge loans and accrued interest was converted into 1,570,499 shares of Series C redeemable convertible preferred stock. During the year ended December 31, 2000, the Company also issued 1,134,419 shares, which were valued at $2.60 per share, in

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

exchange for a 4-year database software license. During the year ended December 31, 2002, 1,346,155 shares of Series C redeemable convertible preferred stock were converted into 1,346,155 common shares.

Series D mandatorily redeemable convertible preferred stock is convertible on a one-for-one basis into the Company’s common stock. Conversion features are subject to change depending on future stock dividends, splits, issuances and other adjustments to common stock outstanding, and Series D redeemable convertible preferred stock is automatically converted in a public offering with proceeds in excess of $25,000,000 and a per share price of at least $6.50. Series D redeemable convertible preferred stock is redeemable at $.5654 per share in three equal annual payments beginning the 5th anniversary of issuance, with the final payment on the 7th anniversary. Series D shareholders are entitled to receive cumulative dividends at $.0452 per share per annum on each outstanding share, which are payable only when and if declared by the Board of Directors and have voting rights equal to those of common shareholders on an as-converted basis. In June 2001, the Company issued 14,875,508 shares of Series D redeemable convertible preferred stock to private investors at a price of $.5654 per share.

Series E mandatorily redeemable convertible preferred stock is redeemable at $.347 per share in three equal annual payments beginning the 5th anniversary of issuance, with the final payment on the 7th anniversary. Series E shareholders are entitled to receive cumulative dividends at $.00694 per share per annum on each outstanding share, which are payable only when and if declared by the Board of Directors and have voting rights equal to those of common shareholders on an as-converted basis.

Dividends and redemption payments are payable first to the Series E shareholders, second to the Series D shareholders and third, to the Series C shareholders.

In the event of any liquidation, change in control, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B, Series C, Series D and Series E preferred stock are entitled to receive, prior to any distribution to holders of common stock, $3.50, $2.60, $.5654 and $.347 per share, respectively, plus any accrued but unpaid dividends. Distributions will be made first to Series E preferred shareholders, second to the Series D preferred shareholders and third to the Series B and C preferred shareholders. Upon completion of these distributions, the remaining available assets will be distributed ratably to the preferred and common shareholders on an as-converted basis.

Common Stock

Common shareholders are entitled to a dividend when and if declared by the Board of Directors and are entitled to one voting right for each share owned. To date, no dividends have been declared by the Board of Directors.

Stock	Option Plans

Under the 2000 and 1998 Spontaneous Technology, Inc. Stock Option Plans, the Company may grant options for up to 6,300,000 and 1,000,000 common shares, respectively, to its employees, officers, directors and consultants. Additionally, the Company has reserved 1,750,000 common shares, outside of the stock options plans, for issuance of stock options to employees. The options may take the form of incentive and nonqualified stock options. The exercise price of each option equals the market price of the Company’s stock on the date of grant, and an option’s maximum term is 10 years. Options are granted from time to time at the discretion of the Board of Directors, and generally vest for over fours years from the grant date.

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

The following summarizes the activity in stock options for the years ended December 31, 2001 and 2002 and the six months ended June 30, 2003:

		Price Per Share
	Options Outstanding	Exercise Range	Weighted Average
Balance, December 31, 2000	5,143,000	$.10-$3.50	$2.13
Granted	2,741,000	$.02-$3.50	$3.04
Exercised	(2,000)	$1.00	$1.00
Cancelled	(5,518,000)	$.10-$3.50	$3.35

Balance, December 31, 2001	2,364,000	$.10-$3.50	$0.34
Granted	7,884,000	$.02-$ .10	$0.02
Exercised	(16,000)	$.02	$0.02
Cancelled	(5,870,000)	$.02-$3.50	$0.13

Balance, December 31, 2002	4,362,000	$.02-$ .24	$0.05
Granted (unaudited)	30,000	$.02	$0.02
Cancelled (unaudited)	(400,000)	$.02	$0.02

Balance at June 30, 2003 (unaudited)	3,992,000	$.02-$ .24	$0.06

Outstanding Options at December 31, 2002	Exercise Price	Weighted-Average Remaining Contractual Life (Years)
2,611,000	$0.02	9.09
1,750,000	0.10	6.29
1,000	0.24	7.04

4,362,000

At December 31, 2001 and 2002, the Company had 1,930,000 and 2,517,000 options exercisable at a weighted average price of $0.20 and $0.08, respectively.

	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2003
			(unaudited)
Weighted average fair market value of options granted during year	$0.098	$0.011	$0.001

The fair value of each option is estimated on the date of grant using the following assumptions:

	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2003
			(unaudited)
Risk-free interest rate	2.72%-4.82%	2.30%-4.20%	2.97%-4.20%
Expected life	5 years	5 years	5 years
Expected volatility	61%	61%	61%
Expected dividend yield	0%	0%	0%

During the year ended December 31, 1999, in connection with the grant of certain stock options to employees, the Company recorded estimated stock-based compensation totaling $1,575,000, representing the difference between the estimated fair market value of the common stock on the date such options were granted and the applicable exercise prices. Such amount is being amortized using the straight-line method over the vesting period of the individual options, which is generally four years. The Company recognized amortization of deferred stock-based compensation of $382,812 and $286,487 for the years ended December 31, 2001 and 2002, respectively.

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

Warrants

In connection with the initial capitalization of the Company, its founders received a total of 3,006,000 warrants that were fully vested and non-forfeitable with evenly allocated exercise prices of $1.00, $2.50 and $5.00 per share. The warrants expire on December 31, 2005. As of December 31, 2002, 3,006,000 of the warrants were unexercised.

In January 1999, the Company issued 130,000 warrants that were fully vested and non-forfeitable with an exercise price of $1.00 in satisfaction of $13,000 of wages owed to an employee. The warrants expire on December 31, 2005. As of December 31, 2002, 130,000 of the warrants were unexercised.

In connection with the issuance of convertible subordinated debentures during 1999, the Company issued warrants to purchase 750,000 shares of common stock with an exercise price of $2.50 per share. The warrants which were fully vested and non forfeitable expire within three years from the date of issuance. As of December 31, 2002, 750,000 of the warrants were unexercised.

In April 1999, the Company issued 270,000 warrants with an exercise price of $1.00 to a consultant as compensation in connection with a consulting agreement. The warrants were fully vested, exercisable and non-forfeitable at the time of grant and expire on December 31, 2005. In July 1999, 30,000 of the warrants were exercised. As of December 31, 2002, 240,000 warrants were unexercised.

In June 1999, the Company issued 334,000 warrants with an exercise price of $1.00 to a consultant as compensation in connection with a consulting agreement. The warrants were fully vested, exercisable and non-forfeitable at the time of grant and expire on December 31, 2005. As of December 31, 2002, 334,000 of the warrants were unexercised.

In November 1999, the Company issued 25,000 warrants with an exercise price of $3.50 to a consultant as compensation in connection with a consulting agreement. The warrants vest in the following manner from the signing of the agreement; 2,500 upon signing, 5,000 after six months, 7,500 after 12 months and 10,000 after 18 months. The warrants expire on December 31, 2005. As of December 31, 2002, 25,000 of the warrants were unexercised.

In November 1999, the Company issued 25,000 warrants with an exercise price of $3.50 to an investment group as issuance costs for the third round of financing. The warrants expire on December 31, 2005. As of December 31, 2002, 25,000 of the warrants were unexercised.

In connection with the purchase of a business in 2000, the Company converted 51,527 employee stock options into 334,000 fully vested common warrants with an exercise price of $5.00 per share. The warrants expire on December 31, 2005. As of December 31, 2002, 334,000 of the warrants were unexercised.

In March 2000, as part of the sale of Series B convertible preferred stock, the Company issued 580,072 warrants with an exercise price of $2.60 per share. These warrants all expired unexercised in December 2001.

Between January and May 2000, the Company issued 45,000 warrants with an exercise price of $3.50 to consultants as compensation for sales and marketing services during the year. The warrants were fully vested at the date of grant, and have a five-year term. As of December 31, 2002, 45,000 of the warrants were unexercised.

During 2001, the Company issued warrants to purchase 200,000 shares of common stock with exercise prices ranging from $1.00 – $2.60 to various investors for cash proceeds of $355. The warrants have a five year term.

In connection with the issuance of the Series D redeemable convertible preferred stock in June 2001, the Company issued warrants to purchase 19,678,546 shares of common stock at an exercise price of $.001

SPONTANEOUS TECHNOLOGY, INC.

Notes to Financial Statements—(Continued)

with a term of seven years. These warrants were valued using the Black Scholes model with the following assumptions: risk free rate of 5.14%, volatility of 61%, lives based on the terms of the warrant and a dividend yield of zero. The Company valued the warrants at $241,938, which is being recognized as accretion of discount on preferred stock based on the redemption date of the Series D mandatorily redeemable convertible preferred stock. During October 2001 16,907,255 of these warrants were subsequently exercised through a net share settlement resulting in 16,061,892 shares of common stock being issued. Also in October 2001 2,110,741 of these warrants were cancelled. As of December 31, 2002, 660,550 were unexercised.

Dividends

There were no dividends declared or paid during 2001 or 2002.

10.    Employee Benefits

In 2000, the Company adopted a retirement savings plan that is qualified under Section 401(k) of the Internal Revenue Code. Employees are able to contribute an elected percentage of earnings to the plan not to exceed 15%. The Company may at its discretion make matching contributions to the plan. For the years ended December 31, 2001 and 2002, the Company made no contributions to the plan.

11.    Subsequent Events

In connection with the issuance of convertible notes to shareholders in February, April and June 2003 in the amount of $1,250,014, the Company issued warrants to purchase 2,256,463 shares of Series D redeemable convertible preferred stock at an exercise price of $.001 per share with a term of seven years. The convertible notes have the same rights and terms as the convertible notes issued in October and December 2002. The notes are immediately convertible into Series E redeemable preferred stock at a price of $.0694 per share and carry an interest rate of 10%. The notes are collateralized by the assets of the Company. The warrants were valued using the Black Scholes model with the following assumptions: risk free rates of 2.84%-3.47%, volatility of 61%, lives based on the terms of the warrant and a dividend yield of zero. The Company valued the warrants at $208,201 and recognized the entire amount of the debt discount in the six months ended June 30, 2003. In September 2003, all outstanding principal and interest on these notes was converted into Series E mandatorily redeemable convertible preferred stock.

On September 17, 2003, Pumatech, Inc. (Pumatech), acquired substantially all of the assets of the Company. As consideration for the asset purchase, Pumatech issued the Company a total of 1,093,676 shares of Pumatech common stock and assumed certain liabilities of the Company in the aggregate amount of $1,343,840. Additionally, depending upon the level of Pumatech revenues associated with sales of Pumatech products, which include certain of the Company’s technology, during the period ending September 30, 2004, Pumatech may be required to pay the Company additional consideration of up to $7,000,000 in shares of Pumatech common stock.